Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of China Armco Metals, Inc. (the "Company") on Form 10-Q/A for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), I, Kexuan Yao, Chairman and Chief Executive Officer of the Company, and Fengtao Wen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 25, 2009	/s/ Kexuan Yao
Kexuan Yao CEO and Chairman (Principal executive officer)

November 25, 2009	/s/ Fengtao Wen
Fengtao Wen Chief Financial Officer (Principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.